                                                                   EXHIBIT 10.35

                            FIFTH AMENDMENT TO LEASE

        THIS FIFTH AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as May 25, 1999, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Landlord"), and WOMEN.COM NETWORKS, LLC ("Tenant").

                                    RECITALS

        A. Golden Century Investment Company ("Golden Century), Landlord's predecessor in interest, and Wire Networks Inc. ("Wire Networks") Tenant's predecessor in interest, entered into that certain Lease Agreement dated November 7, 1994, and the Addendum thereto (collectively, the "Original Lease") for Suite 150 (approximately 6,500 rentable square feet) of that certain building commonly known as 1820 Gateway Drive in San Mateo, California ("Building 3") Golden Century and Wire Networks entered into that certain Addendum II to the Original Lease pursuant to which the size of Suite 150 was increased by 3,041 rentable square feet for a total of 9,541 rentable square feet. Landlord and Tenant agree and acknowledge that the date of the Original Lease is incorrectly identified as November 8, 1994 (instead of November 7,
1994) in both Addendum and Addendum II.

        B. Landlord and Wire Networks entered into that certain First Amendment to Lease dated July 21, 1997 (the "First Amendment' "), pursuant to which the size of the Initial Premises was expanded to include Suite 105 (approximately 431 rentable square feet), Suite 106 (approximately 1,206 rentable square feet), Suite 107 (approximately 729 rentable square feet) and Suite 108 (approximately 2,203 rentable square feet) in Building 3, and the Lease Term was extended.

        C. Landlord and Wire Networks entered into that certain Second Amendment to Lease dated August 31, 1997 (the "Second Amendment"), pursuant to which the commencement dates for the expansion space added by the First Amendment were modified.

        D. Landlord and Wire Networks entered into that certain Third Amendment to Lease dated October 27, 1998 (the "Third Amendment"), pursuant to which the size of the Initial Premises was further expanded to include Suite 110 (approximately 3,376 76 rentable square feet), in that certain building commonly known as 18 10 Gateway Drive in San Mateo, California ("Building 2") and the Lease Term was extended.

        E. Wire Networks assigned its interest under the Lease to Tenant.

        F. Landlord and Tenant entered into that certain Fourth Amendment to Lease dated March 24, 1999 (the "Fourth Amendment"), pursuant to which the size of the Initial Premises was further expanded to include Suite 100 (approximately 1,207 rentable square feet), Suite 109 (approximately 3,550 rentable square feet) and Suite 200 (approximately 9,959 rentable square feet) in Building 3 and the Lease Term was further extended. Suites 150, 105, 106, 107 and 108 in Building 3, Suite I 10 in Building 2 and (as of the respective commencement dates for each space) Suites 100, 109 and 200 of Building 3 are collectively referred to herein as the "Original Premises".



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        G. The Initial Lease as amended by the Addendum, Addendum II, the First
Amendment, Second Amendment, the Third Amendment the Fourth Amendment and this Amendment shall be referred to herein as the Lease.

        H. Landlord and Tenant desire to further modify the size of the Original Premises by adding additional space in Building 3 and terminating space in Building 2, pursuant to the terms and conditions set forth below.

        NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually promise, covenant and agree as follows:

        1. INCORPORATION OF RECITALS AND DEFINITION. The Recitals are hereby incorporated herein by this reference. In the event of any conflicts between the Lease and this Amendment; the terms of this Amendment shall control. Capitalized terms used in this Amendment not otherwise defined herein shall have the meaning given such terms in the Lease.

        2. EXPANSION OF THE ORIGINAL PREMISES/NEW DEFINITION OF PREMISES. Effective on the Expansion Space Commencement Date (as defined in paragraph 3 below), Section I of the Lease shall be amended to include in the definition of "Premises", approximately 15,564 rentable square feet identified as Suites 210, 230 and 250 in Building 3 (the "Expansion Space") and described in more detail in Exhibit A, attached hereto.

        3. EXPANSION SPACE TERM. Commencing on September 1, 1999 (the "Expansion Space Commencement Date") and continuing through and including August 31, 2003, Tenant shall commence to perform all of its covenants and obligations under the Lease with respect to the Expansion Space, including the obligation to pay rent and all other amounts due under the Lease. Notwithstanding the foregoing, Landlord shall exercise commercially reasonable efforts to make the Expansion Space available to Tenant for early occupancy on August 1, 1999, for the sole purpose of installing certain equipment, trade fixtures and furniture therein. Any early occupancy of any of the Expansion Space by Tenant shall be subject to the terms of the Lease, except that Tenant's obligation to pay Landlord the Base Monthly Rental for the Expansion Space shall not commence until the Expansion Space Commencement Date. The Expansion Space Commencement Date shall not be dependent upon the completion of any interior tenant improvements.

        4. PARTIAL TERMINATION OF THE ORIGINAL PREMISES. Effective August 31, 1999 (the "Suite 110 Termination Date") Section 1 of this Lease shall be amended to exclude from the definition of "Premises", Suite 110 in Building 2 containing approximately 3,376 rentable square feet, which is more particularly described in Exhibit B, B, attached hereto (the "Suite 110 Termination Space"); subject to the condition that on or prior to the Suite 110 Termination Date, Tenant surrenders to Landlord the Suite 110 Termination Space in good condition and repair, normal wear and tear casualty, excepted. Tenant shall contact Chet Socco at (650) 655-6800 to schedule a walk-through and to coordinate Tenant's vacation of the Suite 110 Termination Space.



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]
        5. BASE MONTHLY RENT. Commencing on the Expansion Space Commencement Date, Tenant shall pay to Landlord (in addition to all other amounts due under the Lease), Base Monthly Rent for the Original Premises and the Expansion Premises in the following amounts:


 (a)   Suite 150        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Through 8/31/1999:              $26,046.93 per month         $312,563.16 per year          2nd Amendment
                        9/1/1999- 8/31/2000:            $26,523.98 per month         $318,287.76 per year
                        9/l/2000- 8/31/2001:            $27,001.03 per month         $324,012.36 per year

 (b)   Suite 105        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Through 8/31/1999:              $ 1,176.63 per month         $ 14,119.56 per year          2nd Amendment
                        9/1/1999- 8/31/2000:            $1,198.18 per month          $ 14,378.16 per year
                        9/l/2000- 8/31/2001:            $ 1,219.73 per month         $ 14,636.76 per year

 (c)   Suite 106        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Through 8/31/1999:              $3,292.38 per month          $39,508.56 per year           2nd Amendment
                        9/1/1999- 8/31/2000:            $3,352.68 per month          $40,232.16 per year
                        9/l/2000- 8/31/2001:            $3,412.98 per month          $40,955.76 per year

 (d)   Suite 107        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Through 8/31/1999:              $ 1,990.17 per month         $23,882.04 per year           2nd Amendment
                        9/1/1999- 8/31/2000:            $2,026.62 per month          $24,319.44 per year
                        9/l/2000- 8/31/2001:            $2,063.07 per month          $24,756.84 per year

 (e)   Suite 108        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Through 8/31/1999:              $6,014.19 per month          $72,170.28 per year           2nd Amendment
                        9/1/1999- 8/31/2000:            $6,124.34 per month          $73,492.08 per year
                        9/l/2000- 8/31/2001:            $6,234.49 per month          $74,813.88 per year

(f)   Suites 150, 105, 106, 107 and 108

                        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        9/l/2001 - 12/3 1/2002:         $47,974.00 per month         $575,688.00 per year          3rd Amendment
                                                                                                                   4th Amendment
                                                                                                                   (Suite 110 rental
                                                                                                                   deleted)

 (g)   Suite 100        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Months 1-12:                    $3,68135 per month           $44,176.20 per year           4th Amendment
                        Months 13 - 24:                 $3,802.05 per month          $45,624.60 per year
                        Months 25 - 12/31/2002:         $3,922.75 per month          $47,073.00 per year

 (h)   Suite 109        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Months 1-12:                    $ 10,827.50 per month        $129,930.00 per year          4th Amendment
                        Months 13 - 24:                 $11,182.50 per month         $ 134,190.00 per year
                        Months 25 - 12/31/2002:         $ 11,537.50 per month        $138,450.00 per year

 (i)   Suite 200        Period                          Monthly Base Rent            Annual Base Rent              Source
                        ------                          -----------------            ----------------              ------
                        Months 1-12:                    $30,374.95 per month         $364,499.40 per year          4th Amendment
                        Months 13 - 24:                 $31,370.85 per month         $376,450.20 per year
                        Months 25 - 12/31/2002:         $32,366.75 per month         $388,401.00 per year

 (j)   Expansion        Period                          Monthly Base Rent            Annual Base Rent              Source
       Space            ------                          -----------------            ----------------              ------
                        9/01/99- 8/31/2000:             $50,583.00 per month         $606,996.00 per year          4th Amendment
                        9/l/2000- 8/31/2001:            $52,139.40 per month         $625,672.80 per year
                        9/1/2001- 8/31/2002:            $53,695.80 per month         $644,349.60 per year
                        9/l/2002- 8/31/2003:            $55,252.20 per month         $663,026.40 per year



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In addition, Tenant shall continue to pay Base Rent to Landlord for the Suite
110 Termination Space in the amount of $10,128.00 per month up to and including the Suite 110 Termination Date.

        6. BASE YEAR. As of the Expansion Space Commencement Date, Section 3(b) of the Lease shall be amended to establish the "Base Year" for the Expansion Space as the 1999 calendar year. The Base Year for the Original Premises shall be unchanged.

        7. TENANT'S PROPORTIONATE SHARE.

                (a) EXPANSION SPACE. As of the Expansion Space Commencement Date, the Tenant's Proportionate Share of Building 3 shall be increased by 22.23%.

                (b) SUITE 110 TERMINATION SPACE. As of the Suite 110 Termination Date, the Tenant's Proportionate Share of Building 2 shall be decreased to 0.0%.

        8. SECURITY DEPOSIT. Section 4 of the Lease is amended to increase the amount of the Security Deposit upon the Expansion Space Commencement Date by $55,252.20 (the "Expansion Space Security Deposit"). Tenant shall deliver the Expansion Space Security Deposit to Landlord concurrently with execution of this Amendment, so that the total amount of Security Deposit held by Landlord pursuant to Section 4 of the Lease shall be equal to the total Base Monthly Rental to be paid by Tenant for the entire Premises during the last month of the Term. Notwithstanding the foregoing, the amount of the Expansion Space Security Deposit required to be delivered by Tenant to Landlord concurrently with the execution of this Amendment may be offset by the amount of the security deposit held by Landlord in connection with the Suite 110 Termination Space ($10,803.20), such that Tenant shall be required to deposit an additional $44,449.00 with Landlord ($55,252.20 - $10,803.20 $ 44,449.00).

        9. TENANT IMPROVEMENT. Tenant agrees and acknowledges that Landlord shall provide the Expansion Space in its "as-is" condition with existing paint and carpet. Tenant may, at its own cost, construct any interior improvements or alterations within the Expansion Space, subject to Landlord's prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, in connection with the construction of such approved interior improvements or alterations in the Expansion Space (the "Expansion Space Tenant Improvements"), Landlord shall provide an amount not to exceed $93,384.00 (the "Expansion Space Tenant Improvement Allowance"), on the terms and conditions set forth below. The Expansion Space Tenant Improvement Allowance shall be used only for the costs and expenses incurred in connection with materials, construction and installation of the standard interior improvements within the Expansion Space (the "Expansion Space Tenant Improvement Costs"). None of the Expansion Space Tenant Improvement Allowance shall be used for specialized improvements, cabling, equipment or trade fixtures. Tenant shall submit written requests to Landlord for disbursement out of the Expansion Space Tenant Improvement Allowance. Such requests shall be accompanied by invoices or other evidence reasonably satisfactory to Landlord showing that the expenses are part of the Expansion Space Tenant Improvement Costs. Any portion of the Expansion Space Tenant Improvement Allowance which is not requested by Tenant prior to February 29, 2000 shall be forfeited (i.e., the unused shall not be applied against rent or other obligations of Tenant under the Lease).



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        10. BUILDING SIGN. In the event that existing tenant of Building 3,
Paging Network of San Francisco, does not renew its lease for space at Building 3 with Landlord, then Landlord shall grant Tenant the right to install its name on the outside of Building 3; provided, however, that the installation and location of such sign is subject to Landlord's prior written approval, such installation shall strictly conform to all applicable governmental laws, ordinances and regulations, any CC&R's recorded against the Project, and Landlord's Signage Standards in effect at the time, and shall be installed (and removed upon the Termination Date) at Tenant's sole cost and expense. Tenant, at its sole cost and expense, shall maintain the sign in good condition and repair. Under no circumstances shall Landlord permit more than one (1) tenant name to be installed on the outside of Building 3. Landlord's current Signage Standards are attached hereto as Exhibit C.

        11. PARKING SPACE. Tenant shall continue to be provided with 3.5 parking spaces per 1,000 rentable square are feet of Premises on a non-exclusive and unreserved basis.

        12. REAL ESTATE BROKER. Tenant wan-ants for Landlord's benefit that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Amendment, except for Cushman & Wakefield as Tenant's broker and CB Richard Ellis as Landlord's broker, and Tenant agrees to indemnify, defend and hold Landlord harmless from any claims made by any party other than Cushman & Wakefield and CB Richard Ellis to the extent such third party's claims arise as a result of or in connection with Tenant's activities.

        13. GOVERNING LAW. This Amendment shall be governed by and be construed under the laws of the State of California.

        14. ATTORNEYS' FEE. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this covenant or any of such party's rights or remedies under this Amendment, including any action for declaratory relief, or any action to collect any payments required under this Amendment or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party.

        15. SUCCESSORS. All terms and provisions of this Amendment shall be binding upon, be enforceable by, and shall inure to the benefit of, the respective assignees and successors of the parties hereof.

        16. CONFIRMATION OF LEASE. Except as amended by this Amendment, the parties hereby agree and confirm that the Lease is full force and effect. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.

        IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.



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"Tenant"

WOMEN.COM NETWORKS, LLC,

By: /s/ Michael Perry
   ---------------------------------
Name:  Michael Perry
   ---------------------------------
Its:  CFO                                          Date:  5/25/99
   ---------------------------------                    ------------------------

"Landlord"

CARRAMERICA REALTY CORPORATION,

  a Maryland corporation

By:  /s/ Philip L. Hawkins
   ---------------------------------
Name:  Philip L. Hawkins
   ---------------------------------
Its:  Chief Operating Officer                      Date:  6/14/99
   ---------------------------------                    ------------------------



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